UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 5, 2005

(Date of earliest event reported)

APOGEE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-6365

Minnesota	41-0919654
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

7900 Xerxes Avenue South, Suite 1800,

Minneapolis, Minnesota 55431

(Address of principal executive offices, including zip code)

(952) 835-1874

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Apogee Enterprises, Inc. (“Apogee”) has had in place severance agreements with its executive officers since 1999 (the “Old Severance Agreements”). The Old Severance Agreements have been previously filed with the Securities and Exchange Commission and described in Apogee’s proxy statements relating to its annual shareholder meetings. In accordance with the terms of the Old Severance Agreements, Apogee provided notice to its executive officers to terminate the Old Severance Agreements in August 2004. In October, 2004, Apogee’s Compensation Committee approved new severance agreements for Apogee’s executive officers (the “New Severance Agreements”), which contain terms that are more consistent with the terms of severance agreements in today’s market but which overall are not substantially different from the terms of the Old Severance Agreements.

On January 5, 2005, the following executive officers executed the New Severance Agreements, which were effective as of January 1, 2005:

Name	Title
Russell Huffer	Chairman, President and Chief Executive Officer

Michael B. Clauer	Executive Vice President

William F. Marchido	Chief Financial Officer

Patricia A. Beithon	Secretary and General Counsel

Gary R. Johnson	Vice President and Treasurer

James S. Porter	Vice President – Strategy and Planning

Like the Old Severance Agreements, the New Severance Agreements are designed to retain the executive officers and provide for continuity of management in the event of an actual or threatened change in control of Apogee (as “change in control” is defined in the New Severance Agreements). The New Severance Agreements provide that, in the event of a change in control of Apogee, each executive officer would have specific rights and receive specified benefits if the executive officer is terminated without cause or the executive officer voluntarily terminates his or her employment for “good reason” (as defined in the New Severance Agreements) within two years after the change in control. In these circumstances, Messrs. Huffer, Clauer, Marchido and Porter and Ms. Beithon will each receive a severance payment equal to two times the executive officer’s annual salary plus the executive’s targeted annual bonus (as calculated under the terms of the New Severance Agreements), and Mr. Johnson will receive a severance payment equal to his annual salary plus his targeted annual bonus (as calculated under the terms of the New Severance Agreements). Options granted under Apogee’s Amended and Restated 1987 Stock Option Plan, 1997 Omnibus Stock Incentive Plan, 2002 Omnibus Stock Incentive Plan and agreements relating to Apogee’s match under Apogee’s Amended and Restated 1987 Partnership Plan also provide for payment or immediate vesting of awards in the event of a change in control of Apogee.

The forms of the New Severance Agreements are attached hereto as Exhibit 10.1 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) The following exhibit is being filed with this report:

10.1	Forms of Severance Agreement between Apogee and certain executive officers of Apogee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE ENTERPRISES, INC.

By:	/s/ William F. Marchido
William F. Marchido Chief Financial Officer

Date: January 7, 2005

EXHIBIT INDEX

10.1	Forms of Severance Agreement between Apogee and certain executive officers of Apogee.